Exhibit 10.19

Execution Copy

[***] = Certain marked information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

AMENDED AND RESTATED

LOAN SALE AGREEMENT

with

CROSS RIVER BANK

SUNLIGHT FINANCIAL LLC

and

SUNLIGHT FINANCIAL LLC, for itself or on behalf of any Purchaser executing a Purchaser Joinder Agreement hereunder

Dated as of February 12, 2018

Schedules:

Schedule 1	Definitions

Exhibits:

Exhibit A	Form of Purchaser Joinder Agreement

i

LOAN SALE AGREEMENT

THIS AMENDED AND RESTATED LOAN SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 12, 2018 is made by and between CROSS RIVER BANK, a New Jersey state-chartered bank with its principal offices located at 885 Teaneck Road, Teaneck, New Jersey, 07666 (“Bank”), SUNLIGHT FINANCIAL LLC, a Delaware limited liability company, with its principal offices located at 234 W. 39th Street, 7th Floor, New York, NY 1001866 (“Sunlight”), and SUNLIGHT for itself or on behalf of any Purchaser executing a Purchaser Joinder Agreement hereunder and amends and restates the Loan and Sale Agreement amongst the parties hereto dated October 3, 2017.

WHEREAS, Bank and Sunlight have entered into a Loan Program Agreement, of even date herewith, establishing a program (the “Program”) pursuant to which Bank originates loans to Borrowers with assistance from Sunlight in accordance with such Agreement; and

WHEREAS, Bank desires to sell to Purchaser, and Purchaser desires to purchase from Bank, specified loans (“Loans”) originated by Bank under the Program.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank, Sunlight and Purchaser each agree as follows:

Section 1. Definitions.

Capitalized terms used in this Agreement shall have the meanings given to such terms in Schedule 1. Capitalized terms used, but not defined herein, shall have the meanings given to such terms in the Loan Program Agreement.

Section 2. Purchase of Loans; Payment to Bank; Reporting to Bank.

(a) On each Closing Date with respect to a Loan Purchase Trigger Date, Bank hereby agrees to sell, assign, set-over, transfer, and otherwise convey to Purchaser, without recourse to Bank and with all servicing released, all Loans identified by Sunlight on the related Purchase Statement (“Subject Loans”). For the avoidance of doubt the parties hereto understand and agree that, with respect to the purchase of any Loan to be purchased by Purchaser hereunder on a Loan Purchase Trigger Date described in any of sections 3.l(o), 5.6(c) or 11.2 of the Loan Program Agreement, Sunlight shall purchase the Loans on the related Purchase Statement. Each such sale of Subject Loans shall be governed by the procedures set forth in this Section 2. In consideration of Bank’s agreement to sell, transfer, assign, set-over, transfer and convey to Purchaser such Subject Loans, Purchaser agrees to purchase such Subject Loans from Bank, and Purchaser shall pay to Bank the aggregate Purchase Price of all such Subject Loans on the related Closing Date pursuant to subsection 2(b).

(b) On each Closing Date, Purchaser shall purchase the Loans funded by Bank that are included on the related Purchase Statement, which statement shall be provided by Sunlight to Bank and Purchaser no later than the first Business Day after the related Loan Purchase Trigger Date. Purchaser shall complete each purchase of Loans by depositing into the Funding Account by 3:00 pm Eastern Time on the Closing Date, by ACH, a sum equal to the aggregate Purchase Price for such Subject Loans. Bank agrees to provide Purchaser with the account number and routing number for the Funding Account prior to the first Closing Date. Bank further agrees to execute all such instruments of transfer, UCC financing statements and other documentation as Sunlight shall reasonably require on behalf of Purchaser (or as an Other Purchaser shall reasonably require) to transfer the Loans. For the avoidance of doubt, Purchaser shall purchase on the terms set forth in this Agreement all Loans that are funded by Bank on or prior to the date on which this Agreement terminates, regardless of whether any such Loans are identified on a Purchase Statement.

(c) Anything herein or in the Loan Program Agreement to the contrary notwithstanding, a purchase of Loans by any Other Purchaser made pursuant to the terms of an Other Loan Sale Agreement shall be deemed a purchase of Loans by Purchaser solely in context of determining whether Purchaser has satisfied its obligations to purchase Loans hereunder or under the Loan Program Agreement.

Section 3. Ownership of Subject Loans.

Upon receipt by Bank of Purchaser’s payment of the Purchase Price for a Loan, Purchaser shall be the sole owner for all purposes (e.g., tax, accounting and legal) of each such Loan purchased from Bank as of such date. Bank agrees to make entries on its books and records to clearly indicate the sale of any Loan sold to Purchaser hereunder or sold to an Other Purchaser under an Other Loan Sale Agreement. Purchaser agrees that it will make entries on its books and records to clearly indicate the purchase of each Subject Loan purchased by it hereunder. It is expressly agreed and understood that Bank will not assume and shall not have any liability to Purchaser for the repayment of any portion or all of any Loan Proceeds, any Purchase Price or for the servicing of any Subject Loan sold to Purchaser hereunder after the related Closing Date.

It is the express intent of the parties hereto that the conveyance of Subject Loans by Bank to Purchaser, as contemplated by this Agreement be, and be treated as, a sale by Bank to Purchaser. It is, further, not the intention of the parties that such conveyance be, or be deemed, a pledge of Subject Loans by Bank to Purchaser to secure a debt or other obligation of Purchaser. However, in the event that, notwithstanding the intent of the parties, the Purchased Loans are held by a court to continue to be property of Bank then (a) this Agreement shall be deemed to be a security agreement within the meaning of Article 8 and 9 of the applicable Uniform Commercial Code, the transfer of Loans provided for herein shall be deemed to be a grant by Bank to Purchaser of a security interest in all of Bank’s right, title and interest in and to the Purchased Loans and all amounts payable on such Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of such Loans into cash, instruments, securities or other property, to the extent Purchaser would otherwise be entitled to own such Loans and proceeds pursuant to this Agreement, (c) the possession by Purchaser, any of its assigns or an agent or custodian on behalf of Purchaser or any lender to Purchaser or any of its assigns and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 (or comparable provision) of the applicable Uniform Commercial Code, and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of Purchaser shall also be deemed to be an assignment of any security interest created hereby. Purchaser and Bank shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Purchased Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law.

Section 4. Reserve Account.

(a) Sunlight has established a deposit account (the “Reserve Account”) in Sunlight’s name with Cross River Bank (the “Reserve Account Bank”). Sunlight shall maintain the Reserve Account with the Reserve Account Bank (or such other financial institution acceptable to Bank) during the Term of this Agreement. The Reserve Account shall at all times be subject to a Control Agreement.

(b) Sunlight shall at all times maintain funds in the Reserve Account at least equal to the Required Balance. In the event the amount on deposit in the Reserve Account is at any time less than the Required Balance, Sunlight shall, within one (1) Business Day after notifying Bank of such deficiency, deposit into the Reserve Account an amount equal to the difference between the Required Balance and the amount on deposit in the Reserve Account.

(c) To secure the timely payment of the Purchase Price for each Loan sold hereunder and all obligations owing by Sunlight or another Purchaser related thereto and the performance and observance of all the obligations and liabilities of Sunlight or another Purchaser incurred under this Agreement and the other Program Documents to which Sunlight and/or such other Purchaser is a party (collectively, the “Obligations”), Sunlight hereby conveys, assigns, transfers, pledges and grants a security interest unto Bank in all right, title, interest, claims and demands of Sunlight, wherever located, whether now or hereafter existing, owned or acquired in, to or under the Reserve Account Property. In furtherance thereof, Sunlight agrees to take such measures as Bank may reasonably require to perfect or protect such first priority security interest. Bank shall have all of the lights and remedies of a secured party under Applicable Laws in relation to the Reserve Account and the amounts at any time on deposit therein, and shall be entitled to exercise those rights and remedies in its discretion.

(d) Without limiting any other rights or remedies of Bank under this or any other Agreement, Bank shall have the right to withdraw amounts from the Reserve Account, upon delivery of notice to Sunlight regarding such withdrawal, to fulfill any payment obligation of Sunlight or another Purchaser under any of the Program Documents in respect of which payment obligation Sunlight or such Purchaser has failed to provide full and timely payment in accordance with the terms of such Program Document.

(e) Except as provided in this subsection (e), Sunlight shall not have any right to withdraw amounts from the Reserve Account during the term of this Agreement. In the event the amount on deposit in the Reserve Account at any time exceeds the Required Balance calculated for a particular Business Day, then, Sunlight, at its option, may provide to Bank a report setting forth the calculation of the Required Balance and the extent to which the funds on deposit in the Reserve Account at such time exceed the Required Balance and, within two (2) Business Days following receipt by Bank of such report from Sunlight, Bank shall give any notice and take any further action necessary for Sunlight to transfer from the Reserve Account any amount held therein that exceeds the Required Balance as of the date of such report; provided that in the event, as of such date of withdrawal, the amount on deposit in the Reserve Account is equal to, or less than, the Required Balance, Sunlight shall not make such withdrawal.

(f) Bank shall release to Sunlight any undisputed funds remaining in the Reserve Account sixty (60) days after the later of (i) the termination of the Loan Program Agreement or (ii) the last date on which Sunlight (or any Purchaser) is obligated to purchase Loans pursuant hereto.

Section 5. Representations and Warranties.

Bank hereby represents and warrants to Sunlight and Purchaser, as of the Effective Date and each Closing Date, that:

(a) This Agreement constitutes a valid and binding obligation of Bank, enforceable against Bank in accordance with its terms except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity.

(b) Bank is an FDIC-insured New Jersey state-chartered bank, organized, existing, and in good standing under the laws of the State of New Jersey and the Federal Deposit Insurance Act.

(c) Bank has full corporate power and authority to execute, deliver and perform all its obligations under this Agreement.

(d) The execution of this Agreement and the completion of all actions required or contemplated to be taken by Bank hereunder are within the ordinary course of Bank’s business and are not prohibited by Applicable Laws.

(e) The execution, delivery and performance of this Agreement have been duly authorized by Bank, and are not in conflict with and do not violate the terms of the charter or by-laws of Bank, any agreement, contract, lease, order or obligation to which Bank is a party or by which Bank is bound, including any exclusivity or other provisions of any other agreement to which Bank or any related entity is a party, and including any non-compete agreement or similar· agreement limiting the right of Bank to engage in activities competitive with the business of any other party, or any directive, guidance or memorandum of understating from any regulatory or governmental authority with jurisdiction over Bank.

(f) Bank is not Insolvent;

(g) Bank has the complete and unrestricted right and authority to sell, convey, assign, transfer and deliver to Purchaser all of the Loans being sold to Purchaser pursuant to this Agreement, provided that such sale shall be without any recourse to the Bank and without any representation or warranty on the part of the Bank, whether expressed or implied, except as set forth in this Agreement; and

(h) Bank is the sole owner and holder of each Loan to be purchased and upon the sale of such Loan, Purchaser will receive each Loan, free and clear of any liens, pledges or encumbrances created or incurred by Bank.

Section 6. Additional Representations and Warranties of Bank.

Bank hereby represents and warrants to Sunlight and Purchaser, as of the Effective Date and each Closing Date, and covenants to Sunlight and Purchaser, respectively, that:

(a) Bank shall maintain its records in a clear and unambiguous manner to reflect the ownership of Purchaser in each of the Purchased Loans; and

(b) With respect to any Purchased Loan, Bank has not altered the terms or the balance of such Loan.

Section 7. Representations and Warranties of Sunlight.

(a) Sunlight hereby represents and warrants to Purchaser and Bank, as of the Effective Date and each Closing Date, and covenants to Purchaser and Bank, respectively, that:

(i) This Agreement is valid, binding and enforceable against Sunlight in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and Sunlight has received all necessary approvals and consents for the execution, delivery and performance by it of this Agreement;

(ii) Sunlight is duly organized, validly existing, and in good standing under the laws of the state of its organization and is authorized, registered and licensed to do business in each state in which the nature of its activities makes such authorization, registration or licensing necessary or required;

(iii) Sunlight has the full power and authority to execute and deliver this Agreement and perform all of its obligations hereunder;

(iv) The execution of this Agreement and the completion of all actions required or contemplated to be taken by Sunlight hereunder are within the ordinary course of Sunlight’s business and are not prohibited by, and will comply with, Applicable Laws;

(v) The provisions of this Agreement and the performance of each of its obligations hereunder do not conflict with Sunlight’s organizational or governing documents, any agreement, contract, lease, order or obligation to which Sunlight is a party or by which Sunlight is bound, including any exclusivity or other provisions of any other agreement to which Sunlight or any related entity is a party, and including any non-compete agreement or similar agreement limiting the right of Sunlight to engage in activities competitive with the business of any other party, or any directive or guidance of any regulatory or governmental authority with jurisdiction over Sunlight;

(vi) Neither Sunlight nor, to the best of Sunlight’s knowledge, any principal thereof has been or is the subject of any of the following:

(A) Enforcement agreement, memorandum of understanding, cease and desist order, administrative penalty or similar agreement concerning lending matters, or participation in the affairs of a financial institution;

(B) Administrative or enforcement proceeding or investigation commenced by the Securities Exchange Commission, state securities regulatory authority, Federal Trade Commission, any banking regulator or any other state or federal Regulatory Authority, with the exception of routine communications from a Regulatory Authority concerning a consumer complaint and routine examinations of Sunlight conducted by a Regulatory Authority in the ordinary course of Purchaser’s business; or

(C) Restraining order, decree, injunction or judgment in any proceeding or lawsuit alleging fraud or deceptive practices on the part of Sunlight or any principal thereof.

For purposes of this Section 7(a)(vi) the word “principal” of Sunlight shall include (i) any person owning or controlling ten percent (10%) or more of the voting power of Sunlight, (ii) any officer or director of Sunlight and (iii) any person actively participating in the control of Sunlight’s business;

(vii) Sunlight is in material compliance with all Applicable Laws;

(viii) Sunlight is not Insolvent;

(ix) The execution, delivery and performance of this Agreement by Sunlight comply with all Applicable Laws; and

(b) The representations and warranties set forth in this Section 7 shall survive the sale, transfer, set-over, and assignment of the Loans to Purchaser pursuant to this Agreement and shall be made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsection 7(a)(vi) is instituted or threatened against Sunlight, to the extent permitted by Applicable Law Sunlight shall promptly notify Purchaser and Bank of such pending or threatened investigation or proceeding.

Section 8. Representations and Warranties of Purchaser.

(a) Purchaser hereby represents and warrants to Sunlight and Bank, as of the Effective Date and each Closing Date, that:

(i) This Agreement is valid, binding and enforceable against Purchaser in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and Purchaser has received all necessary approvals and consents for the execution, delivery and performance by it of this Agreement;

(ii) Purchaser is duly organized, validly existing, and in good standing under the laws of the state of its organization and is authorized, registered and licensed to do business in each state in which the nature of its activities makes such authorization, registration or licensing necessary or required;

(iii) Purchaser has the full power and authority to execute and deliver this Agreement and perform all of its obligations hereunder;

(iv) The execution of this Agreement and the completion of all actions required or contemplated to be taken by Purchaser hereunder are within the ordinary course of Purchaser’s business and are not prohibited by, and comply with, Applicable Laws;

(v) The provisions of this Agreement and the performance of each of its obligations hereunder do not conflict with Purchaser’s organizational or governing documents, any agreement, contract, lease, order or obligation to which Purchaser is a party or by which Purchaser is bound, including any exclusivity or other provisions of any other agreement to which Purchaser or any related entity is a party, and including any non-compete agreement or similar agreement limiting the right of Purchaser to engage in activities competitive with the business of any other party, or any regulatory directive or guidance of any governmental authority with direct jurisdiction over Purchaser;

(vi) Neither Purchaser nor any principal thereof has been or is the subject of any of the following:

(A) Enforcement agreement, memorandum of understanding, cease and desist order, administrative penalty or similar agreement concerning lending matters, or participation in the affairs of a financial institution;

(B) Administrative or enforcement proceeding or investigation commenced by the Securities Exchange Commission, state securities regulatory authority, Federal Trade Commission, any banking regulator or any other state or federal Regulatory Authority, with the exception of routine communications from a Regulatory Authority concerning a consumer complaint and routine examinations of Purchaser conducted by a Regulatory Authority in the ordinary course of Purchaser’s business; or

(C) Restraining order, decree, injunction or judgment in any proceeding or lawsuit alleging fraud or deceptive practices on the part of Purchaser or any principal thereof.

For purposes of this Section 8(a)(vi) the word “principal” of Purchaser shall include (i) any person owning or controlling ten percent (10%) or more of the voting power of Purchaser, (ii) any officer or director of Purchaser and (iii) any person actively participating in the control of Purchaser’s business;

(vii) Purchaser is in material compliance with all Applicable Laws;

(viii) Purchaser is not Insolvent;

(ix) Purchaser has or will have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to timely pay all amounts to be paid by it under this Agreement;

(x) Any liability incurred by Purchaser or its Affiliates for any financial advisory fees, brokerage fees, commissions or finder’s fees directly or indirectly in connection with this Agreement or the transactions contemplated hereby will be borne by Purchaser; and

(xi) The execution, delivery and performance of this Agreement by Purchaser comply with all Applicable Laws.

(b) The representations and warranties set forth in this Section 8 shall survive the sale, transfer, set-over, and assignment of the Loans to Purchaser pursuant to this Agreement and shall be made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsection 8(a)(vi) is instituted or threatened against Purchaser, provided that Purchaser is legally permitted to disclose such information and bank agrees to treat such information as Confidential Information in accordance with the terms of the Loan Program Agreement, Purchaser shall promptly notify Bank and Sunlight of such pending or threatened investigation or proceeding.

Section 9. Additional Agreements of the Parties.

(a) Notwithstanding anything in this Agreement to the contrary, all excise, sales, use, transfer, documentary, stamp or similar taxes that are payable or that arise as a result of the consummation of the purchase of Subject Loans (“Transfer Taxes”) and any recording or filing fees with respect thereto shall be payable by Purchaser. For all purposes of this Agreement, all property and ad valorem tax liabilities (“Property Taxes”) with respect to Subject Loans purchased by Purchaser hereunder shall likewise be the responsibility of Purchaser, including all such Property Taxes relating to any period prior to the purchase by Purchaser hereunder. For tax returns with respect to Property Taxes, Purchaser will file or cause to be filed such Tax Returns. Bank shall cooperate with Purchaser in connection with the preparation of any such tax return to the extent such tax return relates to any Subject Loan during any time owned by Bank. Purchaser agrees to reimburse Bank, upon receipt by Purchaser from Bank of a written invoice, for any Transfer Taxes or Property Taxes relating to any Subject Loan purchased by Purchaser hereunder and paid by Bank.

(b) Each of Purchaser, Sunlight and Bank shall provide access, during normal business hours, upon reasonable advance notice to such Person, to any documentation regarding the Loans that may be required by any Regulatory Authority that supervises or has enforcement authority over such Person or any of the activities contemplated hereby, including but not limited to, the FDIC and other similar entities.

(c) Bank shall indemnify and hold Purchaser and Sunlight harmless from, and will reimburse Purchaser and Sunlight, as applicable, for, any and all out-of-pocket liabilities, losses, damages, deficiencies, claims, penalties, fines, costs or expenses, including without limitation reasonable attorneys’ fees and court costs in preparation for or at trial, on appeal or in bankruptcy (“Bank’s Indemnified Matters”) incurred by Purchaser or Sunlight, as applicable, to the extent that Bank’s Indemnified Matters result from any [***] or the [***] (without giving effect to any qualification as to materiality or Bank’s knowledge or lack thereof in such term or condition); provided, however, Bank shall not be required to indemnify Purchaser or Sunlight, as applicable, for any such losses resulting from [***] of Purchaser or Sunlight, as applicable. The indemnity obligations of Bank under this Section 9(c) shall survive the termination of this Agreement.

(d) Purchaser shall indemnify and hold Bank and Sunlight harmless from, and will reimburse Bank and Sunlight, as applicable, for, any and all out-of-pocket liabilities, losses, damages, deficiencies, claims, penalties, fines, costs or expenses, including without limitation reasonable attorneys’ fees and court costs in preparation for or at trial, on appeal or in bankruptcy (“Purchaser’s Indemnified Matters”) incurred by Bank or Sunlight, as applicable, to the extent that Purchaser’s Indemnified Matters result from any [***], or the [***] (without giving effect to any qualification as to materiality or Purchaser’s knowledge or lack thereof in such term or condition); provided, however, Purchaser shall not be required to indemnify Bank or Sunlight, as applicable, for any such losses resulting from the [***] as applicable. The indemnity obligations of Purchaser under this Section 9(d) shall survive the termination of this Agreement. Purchaser represents and warrants that, in order to facilitate Bank’s assessment of Purchaser’s capacity to honor its indemnification obligations under this Agreement, it has provided Bank with accurate information related to its business activities, insurance coverage, and legal liabilities as have been requested by Bank. Furthermore, Purchaser agrees to promptly notify Bank of any event or occurrence that would reasonably be expected to impair Purchaser’s capacity to honor its indemnification obligations under this Agreement.

(e) Sunlight shall indemnify and hold each of Bank and Purchaser harmless from, and will reimburse both Bank and Purchaser, as applicable, for, any and all out-of-pocket liabilities, losses, damages, deficiencies, claims, penalties, fines, costs or expenses, including without limitation reasonable attorneys’ fees and court costs in preparation for or at trial, on appeal or in Bankruptcy (“Sunlight’s Indemnified Matters”) incurred by Bank or Purchaser, as applicable, to the extent that Sunlight’s Indemnified Matters result from any [***] or the [***] in this Agreement; provided, however, Sunlight shall not be required to indemnify (i) [***] losses resulting from the [***] Bank or (ii) [***] losses resulting from the [***] of Purchaser. The indemnity obligations of Purchaser under this Section 9(e) shall survive the termination of this Agreement.

(f) Notice of Claims. In the event any Third Party Claim is made, any suit or action is commenced or any knowledge of a state of facts that, if not connected, would give rise to a right of indemnification of a party hereunder (“Indemnified Party”) by the other party (“Indemnifying Party”) is received, the Indemnified Party will give notice to the Indemnifying Party as promptly as practicable, but, in the case of lawsuit, in no event later than the time necessarily to enable the Indemnifying Party to file a timely answer to the complaint. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any Third Party Claim for indemnification, and each party hereunder will render to the other such assistance as it may reasonably require of the other (at the expense of the party requesting assistance) in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder.

(g) Defense and Counsel. Subject to the terms hereof, the Indemnifying Party shall have the right to assume the defense of any suit, claim, action or proceeding. In the event that the Indemnifying Party elects to defend any suit, claim or proceeding, then the Indemnifying Party shall notify the Indemnified Party within ten (10) days of having been notified pursuant to this Section 10.1 that the Indemnifying Party elects to employ counsel and assume the defense of any such claim, suit, action or proceeding. The Indemnifying Party shall institute and maintain any such defense diligently and reasonably and shall keep the Indemnified Party fully advised of the status thereof. The Indemnified Party shall have the right to employ its own counsel if the Indemnified Party so elects but the fees and expense of such counsel shall be at the Indemnified Party’s expense, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party at the Indemnifying Party’s expense; (ii) such Indemnified Party shall have reasonably concluded that the interests of such parties are conflicting such that it would be inappropriate for the same counsel to represent both parties or shall have reasonably concluded that the ability of the parties to prevail in the defense of any claim are improved if separate counsel represents the Indemnified Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), and in either of such events such reasonable fees and expenses shall be home by the Indemnifying Party; (iii) the Indemnified Party shall have reasonably concluded that it is necessary to institute separate litigation, whether in the same or another court, in order to defend the claims asserted against it; (iv) the Indemnified Parry reasonably concludes that the ability of the parties to prevail in the defense of any claim is materially improved if separate counsel represents the Indemnified Party; and (v) the Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party to take charge of the defense of such action after electing to assume the defense thereof. In the event that the Indemnifying Party elects not to assume the defense of any suit, claim, action or proceeding, then the Indemnified Party shall do so and the Indemnifying Party shall pay for, or reimburse Indemnified Party, as the Indemnified Party shall elect, all Losses of the Indemnified Party.

(h) Settlement of Claims. The Indemnifying Party shall have the right to compromise and settle any suit, claim or proceeding in the name of the Indemnified Party; provided, however, that the Indemnifying Party shall not compromise or settle a suit, claim or proceeding (i) unless it indemnifies the Indemnified Party for all Losses arising out of or relating thereto and (ii) with respect to any suit, claim or proceeding which seeks any non-monetary relief, without the consent of the Indemnified Party, which consent shall not unreasonably be withheld. The Indemnifying Party shall not be permitted to make any admission of guilt on behalf of the Indemnified Party. Any final judgment or decree entered on or in, any claim, suit or action which the Indemnifying Party did not assume the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, the Indemnifying Party as fully as if the Indemnifying Party had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other Persons with respect to any amount paid by the Indemnifying Party under this Section 9(h).

(i) Indemnification Payments. Amounts owing under Section 9 shall be paid promptly upon written demand for indemnification containing in reasonable detail the facts giving rise to such Losses.

(j) In no event will any party be liable to any other party for any punitive, exemplary, indirect, special, incidental or consequential damages, including lost profits or savings, damage to business reputation or loss of opportunity. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any director, officer, employee, agent or shareholder of any party hereto.

(k) The Parties shall use their commercially reasonable efforts to cooperate in connection with the defense or settlement of any Third Party Claim that could give rise to a demand for indemnification hereunder.

Section 10. Conditions Precedent to the Obligations of Bank.

Bank’s obligations under this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

(a) The representations and warranties of Sunlight set forth in the Program Documents shall be true and correct in all respects on each Closing Date as though made on and as of such date;

(b) The representations and warranties of Purchaser and Sunlight set forth herein and in any other Program Document shall be true and correct in all respects on each Closing Date as though made on and as of such date;

(c) No action or proceeding shall have been instituted or threatened against Bank, Sunlight or Purchaser to impede, prevent or restrain the initiation and completion of the purchase or other transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar impediment or restraint preventing or restraining such consummation;

(d) This Agreement and each Program Document shall be in full force and effect;

(e) The obligations of Sunlight and Purchaser under each of the Program Documents to be performed on or before each Closing Date shall have been performed as of such date by Sunlight or Purchaser, as the case may be.

Section 11. Conditions Precedent to the Obligations of Purchaser.

The obligations of Purchaser under this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

(a) The representations and warranties of Sunlight and Bank set forth in the Program Documents shall be true and correct in all respects on each Closing Date as though made on and as of such date; and

(b) No action or proceeding shall have been instituted or threatened against Bank, Purchaser or Sunlight to impede, prevent or restrain the initiation and completion of the purchase or other transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar impediment or restraint preventing or restraining such consummation.

Section 12. Term and Termination.

(a) Unless terminated earlier in accordance with Section 12(b), this Agreement shall have an initial term of four (4) years commencing upon the Effective Date (the “Initial Term”) and shall automatically renew for successive terms of two (2) years (each, a “Renewal Term,” collectively, the Initial Term and Renewal Term(s) shall be referred to as the “Term”), unless either party provides notice to the other party of its intent to not renew at least ninety (90) days prior to the end of the then-current Term.

(b) This Agreement shall automatically be terminated upon the termination of the Loan Program Agreement or any other Program Document in accordance with its terms; in addition, Bank may terminate this Agreement immediately upon written notice to Purchaser if Purchaser defaults on its obligation to make a payment to Bank as provided in Section 2 or if Purchaser fails to maintain the Required Balance in the Reserve Account, and such default or failure is not cured within one (1) Business Day after Bank provides written notice thereof to Purchaser and Sunlight.

(c) The termination of this Agreement shall not discharge any party from any obligation incurred prior to such termination, including, without limitation, Purchaser’s obligations to purchase the Loans.

(d) Upon termination of this Agreement, Purchaser shall purchase any Loans that have been funded by Bank under the Loan Program Agreement that have not theretofore been purchased by Purchaser hereunder, an Other Purchaser under an Other Loan Sale Agreement or are not otherwise included on a purchase statement delivered to Bank indicating that such Loans are to be purchased by an Other Purchaser under an Other Loan Sale Agreement on the related Closing Date, and all Loans funded by Bank after termination of this Agreement, all such purchases to be made in accordance with the provisions of Section 2.

(e) The terms of this Section 12 shall survive the expiration or earlier termination of this Agreement.

Section 13. Successors and Third Parties. This Agreement and the rights and obligations hereunder shall bind and inure to the benefit of the parties hereto and their successors and assigns. The rights and benefits hereunder are specific to the parties and shall not be delegated or assigned without the prior written consent of the other party, which shall not be unreasonably withheld. Nothing in this Agreement is intended to create or grant any right, privilege or other benefit to or for any person or entity other than the parties hereto and any party executing a Purchaser Joinder Agreement. Notwithstanding the foregoing, the Bank may assign its rights hereunder without Purchaser’s consent.

Section 14. Notices. All notices and other communications under this Agreement shall be in writing (including communication by facsimile copy or other electronic means) and shall be deemed to have been duly given when delivered in person, by facsimile or email transmission, by express or overnight mail delivered by a nationally recognized courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows (or at such other address of which the notifying party hereafter receives notice in conformity with this Section 14):

To Bank:	Cross River Bank 885
Teaneck Road
Teaneck, New Jersey 07666
Attention: Gilles Gade, President
Telephone: (201) 808-7000, ext. 202
Facsimile No.: (201) 808-6565
ggade@crossriverbank.com

To Purchaser:	Sunlight Financial LLC
234 W. 39th Street, 7th Floor
New York, New York 10018
Attention: General Counsel
notifications@sunlightfinancial.com

To Sunlight:	Sunlight Financial LLC
234 W. 39th Street, 7th Floor
New York, New York 10018
Attention: General Counsel
notifications@sunlightfinancial.com

Section 15. Relationship of the Parties.

It is agreed and understood that that in performing their responsibilities pursuant to this Agreement, the parties are acting as independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a partnership or joint venture or any other common association for profit between Bank and either Purchaser or Sunlight.

Section 16. Loan Documents.

Sunlight represents to Bank and Purchaser that Sunlight has actual or constructive possession of all Loan Documents and shall retain all Loan Documents for the benefit of Purchaser.

Section 17. Expenses.

Except as otherwise set forth herein, all fees, costs and expenses incurred by Bank in connection with the negotiation, execution, delivery and performance of this Agreement or any amendment or modification hereof, or as otherwise may be incurred in connection herewith or therewith, including all reasonable legal fees and expenses of counsel to Bank, shall be reimbursable to Bank in accordance with the terms of Section 6.1 of the Loan Program Agreement.

Section 18. Examination.

The parties agree to use all commercially reasonable efforts to cooperate with any examination that may be required by a Regulatory Authority having jurisdiction over any other party, during regular business hours and upon reasonable prior notice, and to otherwise reasonably cooperate with the other party in responding to such Regulatory Authority’s examination and requests related to the Program.

Sunlight and Bank agree that, subject to applicable law, should an audit, investigation or review of Sunlight or Bank, as applicable, reveal noncompliance with this Agreement, the party initially learning of such noncompliance shall notify the other parities as soon as reasonably possible but in any case within ten (10) calendar days of notice of the noncompliance. Any such notification shall be treated by the other party as Confidential Information and maintained by such party in accordance with Section 10.4 of the Loan Program Agreement.

Section 19. Inspection; Reports.

Upon reasonable prior notice from any other party, each party agrees to submit to an inspection or audit of its books, records, accounts, and facilities related to this Agreement, from time to time, during regular business hours subject to the duty of confidentiality each party owes to its customers and banking secrecy and confidentiality requirements otherwise applicable to each party under the Program Documents or under Applicable Laws. All expenses of inspection shall be assumed by the party conducting such inspection or audit. Sunlight shall store all documentation and electronic data related to its performance under this Agreement and shall make such documentation and data available during any inspection or audit by Bank, Purchaser or any of their respective agents. Sunlight shall report to Bank and Purchaser regarding the performance of its obligations and duties, with such reasonable frequency and in such reasonable manner as mutually agreed by the parties.

Section 20. Governing Law;.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW AND THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTION 5-1401, BUT OTHERWISE WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

Each party hereto hereby irrevocably submits to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state courts or, to the extent permitted by law, in such federal courts. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment not subject to further appeal, in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 21. Manner of Payments.

Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire transfer or ACH to the bank accounts designated by the respective parties. Notwithstanding anything to the contrary contained herein, no party hereto shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by any other party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the party making the payment of any rights it may have under the Program Documents or by law.

Section 22. Referrals.

No party hereto has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against any other party for any commission, finder’s fee or like payment.

Section 23. Entire Agreement.

The Program Documents, including this Agreement and its schedules and exhibits (all of which schedules and exhibits are hereby incorporated into this Agreement), and the documents executed and delivered pursuant hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede any prior or contemporaneous negotiations or oral or written agreements between the parties hereto with respect to the subject matter hereof or thereof, except where survival of prior written agreements is expressly provided for herein.

Section 24. Amendment and Modifications.

Alterations, modifications, or amendments of any provision of this Agreement, including all exhibits attached hereto, shall not be binding and shall be void unless such alteration, modification, or amendment is in writing and signed by authorized representatives of the parties whose rights, duties or obligations are affected by such alteration, modification, or amendment.

Section 25. Waivers.

The delay or failure of either party to enforce any of the provisions of this Agreement shall not be construed to be a waiver of any right of any party. All waivers must be in writing and signed by the parties whose rights, duties or obligations are affected thereby.

Section 26. Severability.

If any provision of this Agreement shall be held illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

Section 27. Interpretation: Rules of Construction.

The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

As used in this Agreement: (i) all references to the masculine gender shall include the feminine gender (and vice versa); (ii) all references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”; (iii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (iv) references to another agreement, instrument or other document means such agreement, instrument or other document as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof; (v) references to “dollars” or “$’’ shall be to United States dollars unless otherwise specified herein; (vi) unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”; (vii) all references to “quarter” shall be deemed to mean calendar quarter; (viii) unless otherwise specified, all references to an article, section, subsection, exhibit or schedule shall be deemed to refer to, respectively, an article, section, subsection, exhibit or schedule of or to this Agreement; and (ix) unless the context otherwise clearly indicates, words used in the singular include the plural and words in the plural include the singular.

Section 28. Headings.

Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

Section 29. Counterparts.

This Agreement may be executed and delivered by the parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. The parties agree that this Agreement and signature pages may be transmitted between them by electronic mail and that PDF signatures may constitute original signatures and that a PDF signature page containing the signature (PDF or original) is binding upon the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

SUNLIGHT FINANCIAL LLC, as Purchaser or by and on behalf of any party executing a Purchaser Joinder Agreement

By:	/s/ Barry Edinburg
Name:	Barry Edinburg
Title:	Chief Financial Officer

SUNLIGHT FINANCIAL LLC:

By:	/s/ Barry Edinburg
Name:	Barry Edinburg
Title:	Chief Financial Officer

CROSS RIVER BANK

By:	/s/ Giles Gade
Name:	Giles Gade
Title:	Chief Executive Officer

[Signature Page to Loan Sale Agreement]

Schedule 1

Definitions

“Closing Date” means each date on which Purchaser pays Bank the Purchase Price for a Loan and, pursuant to Section 2, acquires such Loan from Bank. The Closing Date for Loans listed on a Purchase Statement shall occur on the date that is three (3) Business Days after the related Loan Purchase Trigger Date.

“Control Agreement” means, with respect to the Reserve Account, the deposit account control agreement in effect from time to time with respect thereto, in each case in form and substance acceptable to Bank, among Bank, Purchaser and the Reserve Account Bank, pursuant to which Bank obtains “control” of the Reserve Account (within the meaning of Section 9-104 or Section 8-106, as the case may be, of the applicable UCC).

“Effective Date” means October 3, 2017

“Funding Account” means the account designated by Bank for receipt of Purchaser’s payment of the Purchase Price for purchased Loans.

“Indemnified Party” is defined in Section 9(f).

“Indemnifying Party” is defined in Section 9(f).

“Loan Program Agreement” means that Loan Program Agreement, of even date herewith, between Sunlight and Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Purchase Trigger Date” means any date on which (x) Sunlight receives written notice from Bank that Sunlight is required to purchase Loans from Bank pursuant to any of Sections 3.1(o), 5.6, 7.4 or 11.2 of the Loan Program Agreement, or (y) Sunlight delivers written notice to Bank of its intent to purchase (or cause a Purchaser or Other Purchaser to purchase) Loans from Bank under Section 11.1 of the Loan Program Agreement or otherwise as Sunlight shall elect from time to time or (z) not later than ninety (90) days after Bank has funded a Subject Loan.

“Loans” shall have the meaning ascribed to such term in the Recitals.

“Other Loan” means a Bank loan originated under the Program that is not sold or intended for sale to Purchaser.

“Other Loan Sale Agreement” means a Loan Sale Agreement with Bank, Sunlight and an Other Purchaser providing for the purchase of Other Loans.

“Other Purchaser” means an entity, other than Purchaser, that is approved in writing by Bank, that purchases Loans originated under the Program.

“Purchase Price” means for each Subject Loan: (a) the outstanding principal balance of such Subject Loan; less (b) the dollar amount of any Dealer Discount for such Subject Loan, if any; plus (c) all accrued but unpaid interest on the Subject Loan; provided that, the foregoing notwithstanding, the Purchase Price with respect to any Subject Loan that is a Portfolio Loan purchased pursuant to Section 11.1 or 11.2 of the Loan Program Agreement shall be the Portfolio Loan Purchase Price.

“Purchase Statement” means, for any Closing Date, a statement prepared by Sunlight, in form and substance acceptable to Bank and Purchaser, showing the Subject Loans for such Closing Date. The parties acknowledge and agree that Sunlight may treat Loans described in this Agreement as Subject Loans by including such Loans in a Purchase Statement, or, alternatively, as Other Loans under an Other Loan Sale Agreement by including such Loans in a purchase statement for an Other Purchaser rather than a Purchase Statement under this Agreement

“Purchased Loans” means any Loans transferred by Bank to Purchaser pursuant to this Agreement or any Loans purchased by an Other Purchaser pursuant to an Other Loan Sale Agreement.

“Purchaser” means (x) any Affiliate of Sunlight executing a Purchaser Joinder Agreement assuming all obligations of Purchaser hereunder with respect to any Subject Loans included on a Purchase Statement to be purchased by such party or (y) Sunlight with respect to any Subject Loan set forth on a Purchase Statement in connection with which no party has executed either a Purchaser Joinder Agreement or an Other Loan Sale Agreement. For the avoidance of doubt, the parties hereto understand and agree that upon execution of a Purchaser Joinder Agreement by a Purchaser with respect to a specific Purchase Statement or Purchase Statements, Sunlight shall be relieved of all obligations hereunder as Purchaser with respect to the purchase of any and all related Subject Loans included on such Purchase Statement or Purchase Statements. All Purchasers shall be approved in writing by Bank.

“Purchaser Joinder Agreement” means any joinder agreement executed substantially in the form of Exhibit A hereto.

“Required Balance” means on any given day an amount equal to the total of: (x) the sum of (i) the aggregate outstanding principal amount of all Loans held by Bank on the date of determination (but excluding any [***]), and (ii) the aggregate principal amount of all Loans to be funded by Bank on the date of determination, (y) multiplied by [***], and (z) minus the aggregate dollar amount of all Dealer Discounts related to such Loans included in the total calculation of (i) and (ii).

“Reserve Account” shall have the meaning ascribed to such term in Section 4(a).

“Reserve Account Property” means (a) the Reserve Account, (b) all property (including all cash, financial assets, investment property and security entitlements) from time to time deposited in, carried in or credited to, or required to be deposited in, carried in or credit to, the Reserve Account, (c) all funds from time to time deposited in or credited to, or required to be deposited in or credited to, the Reserve Account, (d) all credit balances related to the Reserve Account, (e) all rights, claims and causes of action of Sunlight with respect to the Reserve Account, and (f) all proceeds of the foregoing.

“Subject Loans” shall have the meaning ascribed to such term in Section 2(a).

Exhibit A

Purchaser Joinder Agreement

The undersigned is executing and delivering this Purchaser Joinder Agreement (the “Joinder Agreement”) pursuant to the Loan Sale Agreement (the “Agreement”) by and between Cross River Bank, a New Jersey state-chartered bank with its principal offices located at 885 Teaneck Road, Teaneck, New Jersey 07666 (“Bank”), Sunlight Financial LLC, with its offices located at 400 Frank W. Burr Boulevard, Teaneck, NJ 07666 (“Sunlight”) and Sunlight for itself or by and on behalf of each purchaser that executes a Purchaser Joinder Agreement substantially in the form hereof. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Agreement.

By executing and delivering this Joinder Agreement to Bank and Sunlight, the undersigned confirms that (i) the undersigned has read the Agreement including but not limited to the representations, warranties, covenants and agreements of Purchaser therein, (ii) the undersigned agrees to become a party to and be bound by, and comply with the terms of, the Agreement, in the same manner as if the undersigned were an original signatory to such Agreement as a Purchaser thereunder, with respect to the purchase of any and all Subject Loans that the undersigned has agreed to purchase and as are included on the Purchase Statement or Purchase Statements attached hereto (“Joinder Subject Loans”), and (iii) each of the representations and warranties made by a Purchaser under the terms of Sections 8(a) of the Agreement, are hereby made as of the date hereof with respect to this Joinder Agreement.

Further, by acceptance of this Joinder Agreement, Bank and Sunlight each agree that (i) the undersigned shall be the beneficiary of all representations, warranties, covenants and agreements made by Bank or Sunlight, respectively, to, with or for the benefit of Purchaser in the Agreement and (ii) Sunlight shall have no obligation and shall not be deemed to have made any representation or warranty as Purchaser under the Agreement with respect to the purchase of the Joinder Subject Loans.

[This section intentionally left blank]

The undersigned has executed and delivered this Joinder Agreement as of this ___ day of _______________, 20___

Purchaser:

Name:
Signatory:
Title:

Sunlight Financial LLC:

Name:
Title:

Cross River Bank:

Name:
Title: